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Exhibit 99.1

THE HARVEY ENTERTAINMENT COMPANY
ANNOUNCES COMPLETION OF CLASSIC CHARACTER SALE
TO CLASSIC MEDIA LLC.

Company Receives New Stock Symbol of
OTC BULLETIN BOARD: SUNE Along With Name Change

    The Harvey Entertainment Company (OTC Bulletin Board: HRVY) today announced that the Company has completed its previously announced sale of Harvey's classic cartoon characters and substantially all assets, contracts and accounts receivable associated therewith, in exchange for approximately $17,000,000 and the assumption of certain liabilities, to Classic Media, LLC. Funding of the transaction was completed on Friday, June 22, 2001.

    The Company also announced its corporate name change to Sunland Entertainment Co. Inc. with the new OTC Bulletin Board stock symbol of: OTC BULLETIN BOARD: SUNE. The name and stock symbol change will take effect Wednesday, June 27, 2001.

    Sunland Entertainment Co. Inc. is involved in the production and distribution of motion pictures and television. Its library consists of over 150 motion pictures and 60 television episodes.

CONTACT:
Company	Media
Caroline Stewart	David Bowers
Chief Financial Officer	The Bowers Group
310-444-4100	323-650-9643

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THE HARVEY ENTERTAINMENT COMPANY ANNOUNCES COMPLETION OF CLASSIC CHARACTER SALE TO CLASSIC MEDIA LLC.